Exhibit 99.1

SMTC Corporation	NEWS RELEASE
www.smtc.com investorrelations@smtc.com	Nasdaq: SMTX Toronto Stock Exchange: SMX

FOR IMMEDIATE RELEASE

May 14, 2007

SMTC Reports First Quarter Results

Reports 16% year over year revenue growth and 35% increase in operating earnings

TORONTO – May 14, 2007— SMTC Corporation (Nasdaq: SMTX, TSX: SMX) (“SMTC”), a global electronics manufacturing services provider, announced today its results for the first quarter ended April 1, 2007 which are expressed in US dollars.

First Quarter Highlights

•	Growth in first quarter revenue to $69.5 million, a 16% increase over first quarter 2006.

•	Growth led by diversified customer base of both long-standing and new customers.

•

Net income of $2.8 million or $0.19 per share for the first quarter of 2007, approximately three times net income reported in the first quarter 2006. Net income in the first quarter of 2007 includes a one-time non-cash income tax recovery of $1.5 million.

•	Operating earnings of $2.9 million representing a 35% increase over the comparable period last year

•	EBITDA* of $4.2 million in the quarter, representing a 28% increase over the first quarter of 2006.

•	Generated cash flow of $4.0 million used primarily to reduce debt.

SMTC Corporation reported revenue of $69.5 million and net income of $2.8 million, or $0.19 per share, for the first quarter ended April 1, 2007, compared with revenue of $59.9 million and net income of $1.0 million, or $0.06 per share, for the first quarter of 2006.

Gross profit for the first quarter of 2007 was $6.5 million, or 9.3% of revenue, compared with $6.1 million, or 10.1% of revenue, for the same period in 2006. Operating earnings in the quarter increased by 35% to $2.9 million from $2.2 million last year. Net income for the first quarter of 2007 was $2.8 million, which included a one-time non-cash tax recovery of $1.5 million, compared with $1.0 million in first quarter of 2006.

“Our strong first quarter performance reflects continuing solid execution of our growth strategy premised on improving our customers’ cost competitiveness by providing high quality manufacturing and outstanding service responsiveness. We are committed to continuing to deliver revenue and earnings growth as we scale our business and benefit from higher productivity and facility utilization,” stated John Caldwell, President and Chief Executive Officer.

“Our strategy for growth also focuses on our balance sheet. In addition to growing revenue and earnings we are also managing our business to generate positive cash flow to lower debt levels. Although inventory remains at an unsatisfactory level, we still generated $4.0 million in cash in the quarter which was used primarily to reduce debt,” stated Jane Todd, Senior Vice President and Chief Financial Officer. “Additionally, we are in encouraging discussions to refinance our total debt which will have the effect of extending the term, lowering interest costs and increasing flexibility.”

“Our first quarter results are in line with our internal targets. We reaffirm our annual guidance of revenue and earnings growth and debt reduction for 2007,” stated John Caldwell.

*	EBITDA is a non-GAAP measure. EBITDA is computed as Net income from continuing operations excluding depreciation, amortization, interest and income tax expense. SMTC Corporation provides this non-GAAP calculation of EBITDA as supplemental information regarding the operational performance of SMTC Corporation’s core business. EBITDA is used by SMTC Corporation to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC Corporation believes that providing non-GAAP measures that management uses in its assessment of the business will allow its investors to better understand SMTC Corporation’s financial performance and to evaluate SMTC Corporation’s performance using the same methodology and information used by SMTC Corporation’s management. Non-GAAP measures are subject to material limitations as these measures are not in accordance with or an alternative for, Generally Accepted Accounting Principles and may be different from non-GAAP measures used by other companies.

About the Company: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, and Mexico, and a manufacturing relationship China, with over 1300 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

Note for Investors: The statements contained in this release that are not purely historical, including our expectations regarding continued revenue and earnings growth in 2007, are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For additional information, please contact:

Jane Todd

Senior Vice President Finance and Chief Financial Officer

(905) 479-1810

jane.todd@smtc.com

Consolidated Statements of Operations for the three months ended

(Unaudited)

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	April 1, 2007	April 2, 2006
Revenue	$69,477	$59,907
Cost of sales	63,000	53,842

Gross profit	6,477	6,065
Selling, general and administrative expenses	3,572	3,912

Operating earnings	2,905	2,153
Interest expense	1,682	1,164

Earnings before income taxes	1,223	989
Income tax (recovery) expense
Current	(1,480)	—
Deferred	(98)	38

	(1,578)	38

Net earnings, also being comprehensive income	$2,801	$951

Basic earnings per share	$0.19	$0.06
Diluted earnings per share	$0.19	$0.06
Weighted average number of shares outstanding
Basic	14,646,333	14,641,333
Diluted	14,871,043	14,825,301

Consolidated Balance Sheets as of

(Unaudited)

(Expressed in thousands of U.S. dollars)	April 1, 2007	December 31, 2006
Assets
Current assets:
Accounts receivable—net	$44,916	$45,160
Inventories	44,793	42,851
Prepaid expenses	1,267	1,280

	90,976	89,291
Property, plant and equipment—net	23,804	24,804
Deferred financing fees	924	1,310
Deferred income taxes	645	557

	$116,349	$115,962

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$39,515	$36,730
Accrued liabilities	10,407	10,253
Income taxes payable	322	1,979
Current portion of long-term debt	20,489	22,405
Current portion of capital lease obligations	586	541

	71,319	71,908
Long-term debt	16,916	18,632
Capital lease obligations	1,356	1,531
Commitments and contingencies
Shareholders’ equity:
Capital stock	9,768	11,969
Warrants	10,372	10,372
Loans receivable	(5)	(5)
Additional paid-in capital	246,768	244,501
Deficit	(240,145)	(242,946)

	26,758	23,891

	$116,349	$115,962

Consolidated Statements of Cash Flows for the three months ended

(Unaudited)

(Expressed in thousands of U.S. dollars)	April 1, 2007	April 2, 2006
Cash provided by (used in):
Operations:
Net earnings (loss)	$2,801	$951
Items not involving cash:
Depreciation	1,309	1,145
Other	—	46
Deferred income taxes	(88)	—
Non-cash interest	313	169
Stock-based compensation	66	60

	4,401	2,371
Change in non-cash operating working capital:
Accounts receivable	244	(7,001)
Inventories	(1,942)	(2,304)
Prepaid expenses	13	(435)
Income taxes recoverable/payable	(1,657)	(54)
Accounts payable	2,785	3,171
Accrued liabilities	154	(1,747)

	3,998	(5,999)

Financing:
Increase/(Decrease) in long-term debt	(1,476)	7,725
Repayment of long-term debt	(2,083)	(989)
Principal payment of capital lease obligations	(130)	(426)

	(3,689)	6,310

Investing:
Purchase of property, plant and equipment	(309)	(311)

Proceeds from discontinued operations		—

	(309)	(311)

Increase in cash and cash equivalents	—	—

Cash and cash equivalents, beginning of period	—	—

Cash, end of the period	$—	$—

Supplementary Information:

Reconciliation of EBITDA

	Three months ended
	April 1, 2007	April 2, 2006
Operating earnings	$2,905	$2,153

Add:
Depreciation	1,309	1,145

EBITDA	4,214	3,298